SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2018

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 E. Dry Creek Road, Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 824-4000 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2018, the Wyle Electronics Retirement Plan (the “Plan”) was terminated by Arrow Electronic, Inc. (the “Company”), the sponsor of the Plan.  In connection with the Company’s acquisition of Wyle Laboratories (“Wyle”) in 2000, the Company is responsible for retirement benefits for certain employees that Wyle provided under the Plan.  Benefits under the Plan were frozen as of December 31, 2000.  The Company has made other arrangements with the participants in the Plan and is terminating the Plan to reduce administrative burdens.  Prior to the termination of the Plan, the Company adopted an amendment to the Plan that provided eligible plan participants with the option to receive an early distribution of their pension benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: January 2, 2019	By:	/s/ Gregory Tarpinian
	Name:	Gregory Tarpinian
	Title:	Senior Vice President and Chief Legal Officer